UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

AMERILITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

871 Coronado Center Drive, Suite 200

Henderson, NV 89052

 (Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 3, 2013, Amerilithium Corp. (the “Company”), relinquished approximately 12,130 acres of its mining claims in Nevada (the “Disposition”) due to failure to meet certain work commitment expenditure and maintenance requirements.  The Company currently holds mining claims over approximately 600 acres on the Company's remaining Nevada properties comprising of Full Monty, Jackson Wash and Clayton Deep. Having paid the maintenance fee’s for 2013/2014 to the Bureau of Land Management, Nevada.

Prior to the Disposition, including its claims in Australia and Canada, the Company held mining claims over approximately 704,868 acres of land.  As of the date hereof, the Company still maintains all of its mining claims in Australia and Canada  and 692,738 acres overall, representing a reduction of approximately 2% of its mining claims or approximately $1,600,000 of the Company’s assets.

The Company still intends to pursue a partial drilling program on the mining claims it still maintains on Full Monty, Jackson Wash and Clayton Deep.  The Company is seeking to raise the capital necessary to conduct such a drilling program but no assurances can be made that capital will be available on favorable terms or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERILITHIUM CORP.

Dated: September 9, 2013	By:	/s/ Matthew Worrall
Name: Matthew Worrall
Title: Chief Executive Officer